Exhibit 1A_4

SUBSCRIPTION AGREEMENT
 AND INVESTOR QUESTIONNAIRE
Scottline Healthcare Solutions, Inc.
 a Nevada corporation
Please carefully read all instructions and the terms and conditions of your Offering Circular dated August __, 2016 (as amended or supplemented, the "Offering Circular") before filling out this Subscription Agreement and Investor Questionnaire (the "Subscription Agreement").  The Subscription Agreement must be completed and executed before this subscription for Shares of Series A Preferred Stock (the "Shares") is considered.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Offering Circular.  If you need assistance, please call the Company.
☒            When Subscription Agreement is complete, Federal Express or Express Mail your investment to:

Scottline Healthcare Solutions, Inc. c/o Cutler Law Group, P.C. 2800 Post Oak, Suite 4100 Houston, TX 77056 Telephone: (713) 888-0040 Facsimile: (800) 836-0714
            Make checks payable to:

"Cutler Law Group IOLTA Account" (in the subject line please write "fbo Scottline Healthcare Solutions, Inc."
Or wire to:
Account Name:                                                      Cutler Law Group P.C. IOLTA Account
Bank Name:                                        JPMorgan Chase Bank, N.A.
Bank Address:                                                      5104 Bellaire Blvd., Bellaire, TX 77401
Routing Number:                                        111000614
Account Number:                                        [intentionally deleted for filing]
Instructions:                   fbo Scottline Healthcare Solutions, Inc.

I. ACCOUNT REGISTRATION – CHECK ONE
☐ Individual Account	☐ Joint Registration (check one below)	☐ Pension or Profit Sharing	☐ Corporation, Partnership, Trust, Association or Other Entity
	☐ Joint Tenants with Right of Survivorship	☐ IRA
☐ Tenants in Common
☐ Tenants by Entirety
☐ Community Property

Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY
M or F	Date of Birth	Soc. Sec. or Tax I.D.#
Name of JOINT TENANT or TRUSTEE (if applicable)
M or F	Date of Birth	Soc. Sec. or Tax I.D.#
Name of ADDITIONAL TRUSTEE (if applicable)
M or F	Date of Birth	Soc. Sec. or Tax I.D.#	☐ ☐ ☐	PLEASE PUT A CHECK NEXT TO THE SOCIAL SECURITY NUMBER OR TAX I.D. NUMBER RESPONSIBLE FOR TAXES. WE WILL REPORT THIS NUMBER TO THE IRS.
Marital Status (please check one)
Single ☐	Married ☐	Separated ☐		Divorced ☐

$___________________ Investment Amount		(Minimum of $25,000 unless lesser amount is approved by PetLife Pharmaceuticals, Inc. (the "Company"))
HOME ADDRESS

Name
Street Address Apt. Number

City State				Zip Code

( ) Phone Number		( ) Facsimile Number		E-mail Address

BUSINESS ADDRESS

Name
Street Address Apt. Number

City State				Zip Code

( ) Phone Number		( ) Facsimile Number		E-mail Address

Please send all correspondence to:
	Residence	Business

II. SUBSCRIPTION AGREEMENT

You as an individual or you on behalf of a subscribing entity are being asked to complete this Subscription Agreement so a determination can be made as to whether or not you are qualified under applicable federal and state securities laws to purchase the Series A 10% Convertible Preferred Stock Shares (the "Shares").
Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may otherwise be made against you.
Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing the Company to present a completed copy of this Subscription Agreement to such parties as it may deem appropriate in order to make certain that the offer and sale of the Shares will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.
This Subscription Agreement does not constitute an offer to sell or a solicitation of an offer to buy the Shares, or any other security.
All questions must be answered.  If the appropriate answer is "None" or "Not Applicable," please so state.  Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item.  Please initial any correction.
INDIVIDUAL SUBSCRIBERS:
If the Shares subscribed for are to be owned by more than one person, you and the other co-subscriber must each complete a separate Subscription Agreement (except if the co-subscriber is your spouse and Statement 1, 2 or 3 of Part A under Section III below has been checked) and sign the signature page hereto.  If your spouse is a co-subscriber, you must indicate his or her name and social security number.
CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:
The information requested herein relates to the subscribing entity and not to you personally.  An authorized representative must sign the signature page of the Subscription Agreement, thereby providing consent to be bound by its terms.

III. COVENANTS AND CERTIFICATIONS

A.            Certifications.
1.            I certify that the information contained herein is true and correct in all material respects and may be relied on by the Company.  I will notify the Company promptly of any material change in any of such information.
2.            Under penalties of perjury, I certify that (i) my taxpayer identification number shown in this Subscription Agreement is correct and (ii) I am not subject to backup withholding because (1) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (2) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.  (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (ii)).
3.            I certify that I am purchasing the Shares solely for my own account, not as a nominee or agent, and not for the beneficial interest of any other person or with a view to or for resale in connection with any distribution of the Shares or any grant of participation therein.
4.            I certify that I am able to bear the economic risk of my investment in the Shares, have adequate means of providing for my current needs and possible contingencies, and have no need for liquidity of my investment.
B.            Review of Information.  I have been furnished with and have carefully read the Offering Circular and the Exhibits and any supplements attached thereto.
C.            Survival.  I agree that the representations, certifications and agreements set forth in this Subscription Agreement shall survive the purchase and delivery of the Shares.
D.            Representations.  I represent and warrant to the Company that:
1.            I have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the risks set forth under "Risk Factors" in the Offering Circular.
2.            I have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Offering Circular and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Shares and anything set forth in the Offering Circular;
3.            I have not been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Offering Circular, and the documents referenced therein;
4.            I am acquiring the Shares for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares or underlying securities;

5.            The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Shares and/or the Conversion Shares, (ii) has obtained such additional tax and other advice that it has deemed necessary in connection with this purchase, and (iii) has its principal place of business at its residence address set forth in the Subscription Agreement.  The persons executing the Subscription Agreement, as well as all other documents related to the Offering, represent that they are duly authorized to execute all such documents on behalf of the entity.  (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required);
6.            All of the information which I have furnished to the Company or which is set forth in the Subscription Agreement is correct and complete as of the date of the Subscription Agreement.  If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information;
7.            I further agree to be bound by all of the terms and conditions of the Offering described in the Offering Circular; and
8.            I am the only person with a direct or indirect interest in the Shares subscribed for by the Subscription Agreement.
9.            I am aware no federal or state agency has reviewed or passed upon the adequacy of the offering of Shares, made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Shares as an investment.
E.            Termination.  I agree that this subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Company.
F.            Miscellaneous.
1.            I agree to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the undersigned herein, or in any document provided by the undersigned to the Company.
2.            This subscription and the registration rights granted hereby are not transferable or assignable by me without the written consent of the Company.
3.            If more than one person is executing this document, the obligations of each shall be joint and several and the representations and warranties contained in the Subscription Agreement shall be deemed to be made by, and be binding upon, each of these persons and his heirs, executors, administrators, successors and assigns.

4.            This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns.
5.            The Subscription Agreement shall be construed in accordance with and governed in all respects by the internal laws of the State of Texas, without giving effect to the principles of conflicts of laws.
6.            Any notices to be given hereunder may be given and shall be effective as follows:
a.	to the Company at its principal place of business located at Scottline Healthcare Solutions, Inc., 6575 West Loop South, Suite 140, Houston, TX 77401;
b.	to the undersigned, at his or its address appearing in the Company's transfer records;
c.	notices by personal delivery shall be effective upon such delivery;
d.	notices may be sent by a nationally-recognized overnight courier, such notice to be effective at time of delivery or attempted delivery upon production of proof of same; and
e.	notices may also be sent by registered or certified mail, return receipt requested, and shall be effective three days after mailing, upon production of proof of receipt or of attempted delivery.
BY SIGNING, I ACKNOWLEDGE THAT I HAVE RECEIVED AND CAREFULLY REVIEWED THE OFFERING CIRCULAR AND THAT I HEREBY AGREE TO BE BOUND BY THE TERMS OF THIS SUBSCRIPTION AGREEMENT.

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IV. SIGNATURES

The Subscription Agreement contain various agreements, certifications and representations by investors and should be carefully reviewed in their entirety before executing this signature page.
I certify that I have reviewed and I am familiar with the terms of the Offering Circular.  I agree to be bound by all of the terms and conditions of this Subscription Agreement.
Dated:  ______________________, 2016
Print name of individual subscriber, custodian, corporation, trustee:	Signature of individual subscriber, authorized person, trustee:
Print name of co-subscriber, authorized person, co-trustee if required by trust instrument:	Signature of co-subscriber, authorized person, co-trustee if required by trust instrument:

SUBSCRIPTION ACCEPTED: Scottline Healthcare Solutions, Inc., a Nevada corporation By: Its: Dated: , 2016